        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER QUALITY MUNICIPAL INVESTMENT TRUST
        10f-3 transactions for the period December 31, 1999- March 31, 2000


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL         PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT            BY GROUP  BROKER(S)

Massachusetts Water Resource Authority

                                02/11/00   $94.368  $700,000      0.657%   $ 285,000,000.00  0.802%   Bear Stearns

Massachusetts Water Resource Authority

                                02/11/00   $94.368  $1,585,000    0.657%   $ 285,000,000.00  0.802%   Bear Stearns


